EQ ADVISORS TRUST
Rule 10f-3 TRANSACTIONS SUMMARY
(SECURITIES PURCHASED IN AN OFFERING IN WHICH AN AFFILIATED UNDERWRITER PARTICIPATES)
For the period July 1 - December 31, 2014

  Underwriter    Commission
  from Whom Principal Amount of Aggregate Amount Purchase  Spread or
Fund Name Purchase Date Purchased Purchase by Advisor of Offering Price Profit Security Affiliated Underwriter

Multimanager Core Bond Portfolio - BlackRock 07/09/14 Goldman, Sachs & Co. $75,000,000  $1,000,000,000  $99.80  0.350% American International Group, Inc. (2019) PNC Capital Markets LLC

Multimanager Core Bond Portfolio - BlackRock 07/09/14 U.S. Bancorp Investments, Inc. $130,000,000  $1,500,000,000  $99.40  0.875% American International Group, Inc. (2044) PNC Capital Markets LLC

EQ/JPMorgan Value Opportunities Portfolio 07/31/14 Goldman, Sachs & Co. $1,920,500  $2,875,000,000  $23.00  0.69/share Synchrony Financial (SYF) J.P. Morgan Securities Inc.

AXA Global Equity Managed Volatility Portfolio - Morgan Stanley 09/18/14 Credit Suisse Securities (USA) LLC $98,600,000  $21,767,214,800 $68.00  0.816/share Alibaba Group Holding Ltd Morgan Stanley & Co. International plc

AXA Large Cap Core Managed Volatility Portfolio - Thornburg 09/23/14 Morgan Stanley & Co. LLC $43,000,000  $3,010,000,000  $21.50  .4085/share Citizens Financial Group, Inc. Sanford C. Bernstein & Co., LLC

AXA/Mutual Large Cap Equity Managed Volatility Portfolio - Franklin 09/23/14 Morgan Stanley & Co. LLC $150,500,000  $3,010,000,000  $21.50  .4085/share Citizens Financial Group, Inc. Sanford C. Bernstein & Co., LLC

Multimanager Mid Cap Value Portfolio - Lord Abbett 09/23/14 Morgan Stanley & Co. LLC $118,250,000  $3,010,000,000 $21.50  .4085/share Citizens Financial Group, Inc. Sanford C. Bernstein & Co., LLC

AXA Global Equity Managed Volatility Portfolio - Morgan Stanley 09/23/14 J.P. Morgan $54,000,000  $1,099,999,994 $13.50  0.30375/share Groupo Aval Acciones y Valores SA Morgan Stanley & Co., LLC

EQ/Morgan Stanley Mid Cap Growth Portfolio 09/30/14 Goldman Sachs International $37,344,826  $664,771,111 21.50 EUR 1.50% Zalando SE Morgan Stanley Bank AG
Multimanager Core Bond Portfolio - BlackRock 10/20/14 Goldman, Sachs & Co. $300,000,000 $2,500,000,000 $99.80 0.35% The Goldman Sachs Group, Inc. (2019) PNC Capital Markets LLC

Multimanager Core Bond Portfolio - BlackRock 11/3/14 Barclays Capital Inc $300,000,000 $2,000,000,000 $99.65 0.325% Barclays PLC (2019) PNC Capital Markets LLC

AXA/ Franklin Balanced Managed Volatility Portfolio - BlackRock 11/4/14 RBS Securities Inc. $6,550,000 $300,000,000 $99.86 0.6% National Rural Utilities Cooperative Finance Corp PNC Capital Markets LLC

Multimanager Core Bond Portfolio - BlackRock 11/10/14 Citigroup Global Markets Inc. $100,000,000 $800,000,000 $99.79 0.6% Eastman Chemical Company (2020) PNC Capital Markets LLC

Multimanager Core Bond Portfolio - BlackRock 11/18/14 Citigroup Global Markets Inc. $124,395,000 $1,600,000,000 $98.98 0.25% CITIGROUP INC (2017) PNC Capital Markets LLC

AXA Large Cap Growth Managed Volatility Portfolio - Wells Capital 11/21/14 Barclays Capital $57,000,000 $900,000,056 $152.00 3.25% Perrigo Company Wells Fargo Securities LLC

EQ/Wells Fargo Omega Growth Portfolio 11/21/14 Barclays Capital $57,000,000 $900,000,056 $152.00 3.25% Perrigo Company Wells Fargo Securities LLC

Multimanager Core Bond Portfolio - BlackRock 12/1/14 RBC Capitial Markets, LLC $35,000,000 $350,000,000 $99.98 0.50% Berkshire Hathaway Energy Co (2020) PNC Capital Markets LLC

Multimanager Core Bond Portfolio - BlackRock 12/1/14 RBC Capitial Markets, LLC $30,000,000 $400,000,000 $99.98 0.55% Berkshire Hathaway Energy Co (2025) PNC Capital Markets LLC

EQ/Global Bond PLUS Portfolio - BlackRock 12/3/14 Merrill Lync, Pierce, Fenner, & Smith Incorporated $70,000,000 $750,000,000 $99.89 0.40% UnitedHealth Group Incorporated (2021) PNC Capital Markets LLC

AXA/ Franklin Balanced Managed Volatility Portfolio - BlackRock (Barclays) 12/3/14 Merrill Lync, Pierce, Fenner, & Smith Incorporated $70,000,000 $750,000,000 $99.89 0.40% UnitedHealth Group Incorporated (2021) PNC Capital Markets LLC

Multimanager Core Bond Portfolio - BlackRock 12/3/14 Merrill Lync, Pierce, Fenner, & Smith Incorporated $70,000,000 $750,000,000 $99.89 0.40% UnitedHealth Group Incorporated (2021) PNC Capital Markets LLC

AXA Global Equity Managed Volatility Portfolio - Morgan Stanley 12/3/14 BofA Merrill Lynch $16,162,360 $3,164,224,727 2.78 HKD 2.00% CGN Power Co., Ltd. Morgan Stanley Asia Ltd.

Multimanager Core Bond Portfolio - BlackRock 12/8/14 J.P. Morgan Securities LLC $40,000,000 $550,000,000 $99.92 0.065% Trans-Allegheny Interstate Line Company (2025) PNC Capital Markets LLC

AXA/Morgan Stanely Small Cap Growth Portfolio 12/11/14 J.P. Morgan  $2,875,000 $115,000,000 $23.00 7.00% New Relic Morgan Stanley

EQ/Wells Fargo Omega Growth Portfolio 12/11/14 Goldman, Sachs & Co. $750,000 $870,000,000 $15.00 5.70% Lending Club Corporation (LC) Wells Fargo Securities LLC

AXA Large Cap Growth Managed Volatility Portfolio - Wells Capital 12/11/14 Goldman, Sachs & Co. $750,000 $870,000,000 $15.00 5.70% Lending Club Corporation (LC) Wells Fargo Securities LLC

EQ/Morgan Stanley Mid Cap Growth Portfolio 12/11/14 Goldman, Sachs & Co. $30,000,000 $870,000,000 $15.00 5.75% Lending Club Corporation (LC) Morgan Stanley